                                    Warrants
                                    --------



THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE WARRANT NOR THE SHARES MAY BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF (INCLUDING RULE 144) OR AN OPINION OF COUSSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                        WARRANT TO PURCHASE COMMON STOCK

Issuer: USA Technologies, Inc.
Class of Stock: Common
Issue Date: July___, 2001

         THIS WARRANT TO PURCHASE COMMON STOCK is being issued pursuant to that certain Letter Agreement dated as of the date hereof (the "Letter Agreement") between USA Technologies, Inc., a Pennsylvania corporation (the "Company") and La Jolla Cove Investors, Inc., a California corporation ("Holder"). Pursuant to the Letter Agreement, the Company hereby grants to Holder the right to purchase 500,000 shares of the company's Common Stock (the "Warrant Shares"). At the time of the issuance of this Warrant, the Holder has wired to USA Technologies the sum of $50,000 representing the premium to be paid for the warrants (the "Premium"). This warrant shall expire and Holder shall no longer be able to purchase the Warrant Shares on the one-year anniversary on which the Registration Statement is first declared effective.

                                    ARTICLE 1

                                    EXERCISE
                                    --------

         1.1 Method of Exercise. Holder may exercise this warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company, along with a check payable to the Company for the aggregate Exercise Price for the Warrant Shares being purchased.

         1.2 Delivery of Certificate and New Warrant Delivery of Certificate and New Warrant. Upon the exercise by Holder of this warrant, in part or in full, the Company shall deliver within five days to Holder a stock certificate representing the Warrant Shares acquired and, if this warrant has not been fully exercised and has not expired, a new warrant substantially in the form of this warrant representing the right to acquire the portion of the Warrant Shares not so acquired.

         1.3 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

         1.4 Exercise Price. The Exercise Price for the Warrant Shares shall be the lesser of $1.00 or 80% of the lowest closing bid price of the Common Stock during the 20 trading days prior to exercise. Upon the exercise of the Warrant Shares, the Exercise Price shall be further reduced pro rata to permit the Holder to recapture the Premium (unless the Premium already has been deducted through a reduction of any financing proceeds provided prior to exercise of the Warrants). Except to the extent applied towards the exercise of the Warrant, the Premium shall be non-refundable.

                                    ARTICLE 2

                        ADJUSTMENT TO THE WARRANT SHARES
                        --------------------------------

         The number of Warrant Shares purchasable upon the exercise of this warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         2.1 Reclassification. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this warrant then, and in any such case, the Holder, upon the exercise hereof at any time after the consummation of such reclassification or change, shall be entitled to receive in lieu of each Warrant Share theretofore issuable upon exercise of this warrant, the kind and amount of shares of stock, other securities, money and/or property received upon such reclassification or change by a holder of one share. The provisions of this Section 2.1 shall similarly apply to successive reclassifications or changes.

         2.2 Subdivision or Combination of Shares. If the Company at any time while this warrant remains outstanding and unexpired shall subdivide or combine its shares, the Exercise Price shall be proportionately decreased in the case of a subdivision or increase in the case of a combination.

         2.3 Stock Dividends. If the Company, at any time while this warrant is outstanding shall pay a dividend with respect to its shares payable in shares of its stock, or make any other distributions of shares with respect to shares of its stock (except any distribution provided for in Section 2.1 and Section 2.2 above), then the Exercise Price shall be adjusted, effective from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction, (a) the numerator of which shall be the total number of shares outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares outstanding immediately after such dividend or distribution.

         2.4 Non-Cash Dividends. If the Company at any time while this warrant is outstanding shall pay a dividend with respect to shares payable in securities other than shares or other non-cash property, or make any other distribution of such securities or property with respect to shares (except any distribution specifically provided for in Section 2.1 and Section 2.2 above), then this warrant shall represent the right to acquire upon exercise of this warrant such securities or property which a holder of shares would have been entitled to receive upon such dividend or distribution, without the payment by Holder of any additional consideration for such securities or property.

         2.5 Effect of Reorganization and Asset Sales. If any (i) reorganization or reclassification of the Common Stock (ii) consolidation or merger of the Company with or into another corporation, or (iii) sale of all or substantially all of the Company's operating assets to another corporation followed by a liquidation of the Company (any such transaction shall be referred to herein as an "Event"), is effected in such a way that holder s of common Stock are entitled to receive securities and/or assets as a result of their Common Stock ownership, Holder, upon exercise of this warrant, shall be entitled to receive such shares of stock, securities or assets which Holder would have received had it fully exercised this warrant on or prior the record date for such Event. The Company shall not merge into or consolidate with another corporation or sell all of its assets to another corporation for a consideration consisting primarily of securities of such corporation, unless the successor or acquiring corporation, as the case may be, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this warrant to be performed or observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2. The foregoing provisions shall similarly apply to successive mergers, consolidations or sales of assets.

         2.6 Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Warrant Shares shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment by a fraction (a) the numerator of which shall be the Exercise Price prior to the adjustment and (b) the denominator of which shall be the Exercise Price immediately thereafter.

         2.7 No Impairment. The Company shall not, by amendment of its charter documents or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this warrant and in taking all such action as may be reasonably necessary or appropriate to protect Holder's rights hereunder against impairment. If the Company takes any action affecting its common Stock other than as described above that adversely affects Holder's rights under this warrant, the Exercise Price shall be adjusted downward and the number of Warrant Shares issuable upon exercise of this warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.

         2.8 Fractional Shares. No fractional Warrant Shares shall be issuable upon the exercise of this warrant, and the number of Warrant Shares to be issued shall be rounded down to the nearest whole Share.

         2.9 Certificate as to Adjustments. Upon any adjustment of the Exercise Price, the Company, at its expense, shall compute such adjustment and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

         2.10 No Rights of Shareholders. This warrant does not entitle Holder to any voting rights or any other rights as a shareholder of the Company prior to the exercise of Holder's right to purchase Warrant Shares as provide herein.

                                    ARTICLE 3

                  REPRESENTATIONS AND COVENANTS OF THE COMPANY

         3.1 Representations and Warranties. The Company hereby represents and warrants to Holder that all Warrant Shares which may be issued upon the exercise of the purchase right represented by this warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonasessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights ( and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

         3.3 Information Rights. So long as Holder holds this warrant, the Company shall deliver to Holder promptly after mailing, copies of all notices or other written communications to the shareholders of the Company.

         3.4 Reservation of Warrant Shares. The Company has reserved and will keep available, out of the authorized and unissued shares of Common Stock, the full number of shares sufficient to provide for the exercise of the rights of purchase represented by this warrant.

         3.5 Registration Rights. Holder shall have the Registration Rights set forth in Section 5 below as well as piggy-back Registration Rights.

                                    ARTICLE 4

                   REPRESENTATIONS AND COVENANTS OF THE HOLDER
                   -------------------------------------------

         4.1 Investment Purpose. Except as set forth in Article 5, the Warrant Shares will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption from registration.

         4.2 Financial Risk. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

         4.3 Accredited Investor. Holder is an "accredited investor," as such term is defined in Regulation D promulgated pursuant to the Securities Act of 1933, as amended.

                                    ARTICLE 5

                               REGISTRAITON RIGHTS
                               -------------------

         5.1 Definitions.

            (A) As used in this Agreement, the following terms shall have the following meanings:

               (1) "Affiliate" of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities, ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing.

               (2) "Commission" means the Securities and Exchange Commission.

               (3) "Person" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

               (3) "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

               (4) "Public Offering" means an offer registered with the Commission and the appropriate state securities commissions by the Company of its Common Stock and made pursuant to the Securities Act.

               (5) "Registrable Securities" means the Common Stock issued (i) upon exercise of the warrants, and (ii) in connection with any distribution, recapitalization, stock-split, stock adjustment or reorganization of the Company; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.

               (6) "Registration Statement" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits to and other material incorporated by reference in such registration statement and Prospectus.

               (7) "Restricted Security" means any share of Common Stock issued upon exercise of warrants except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto) or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

               (8) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

         5.2 Registration.

            (A) Filing and Effectiveness of Registration Statement. The Company shall prepare and file with the Commission as soon as practicable a Registration Statement relating to the offer and sale of the Registrable Securities and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but in no event later than one hundred and twenty days (120 days from the date hereof (the "Deadline"). The Company shall promptly (and, in any event, no more than 24 hours after it receives comments from the Commission), notify the Holder when and if it receives any comments from the Commission on the Registration Statement and promptly forward a copy of such comments, if they are in writing, to Holder. The Company shall notify Holder by written notice that such Registration Statement has been declared effective by the Commission within 24 hours of such declaration by the Commission. In the event that the Registration Statement is not declared effective by the Deadline, or if after the Registration Statement is declared effective, such Registration Statement is thereafter no longer effective, then the Company shall pay to Holder, in addition to any damages incurred by the Holder as a result thereof, $5,000 for each 30 day period or portion thereof for the first 60 days during which the Registration Statement has not been declared effective and $7,500 for each 3 day period or portion thereof after the 60th day it has not been declared effective.

         5.3 Obligations of the Company

         In connection with the registration of the Registrable Securities, the Company shall:

            (A) Promptly(i) prepare and file with the Commission such amendments to the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Holder for resale of the Registrable Securities for a period of five (5) years from the date on which the Registration Statement is first declared effective by the Commission (the "Effective Time") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act or until such time as the Warrant Shares are eligible for sale by the Holder under Rule 144 (the "Registration Period") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement fo a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (B) (i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof to Holder and reflect in such documents all such comments as Holder (and its counsel) reasonably may propose and (ii) furnish to Holder whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto and (B) such number of copies of the Prospects and all amendments and supplements thereto and such other documents, as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Holder;

            (C) (i)Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as Holder reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,
(iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions.

            (D) As promptly as practicable after becoming aware of such event notify Holder of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to Holder may reasonably request;

            (E) As promptly as practicable after becoming aware of such event, notify Holder of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

            (F) Cause all the Registrable Securities covered by the Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

            (G) Cooperate with Holder who holds Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the registration statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as Holder reasonably may request and registered in such names as Holder may request; and, within three (3) business days after a registration statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such registration statement ) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

            (H) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by Holder of its Registrable Securities in accordance with the intended methods therefore provided in the Prospectus which are customary under the circumstances; and

            (I) (i) Make reasonably available for inspection by Holder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Investors or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by Holder or an such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records information and documents that are designated in writing by the Company, in good faith as confidential, proprietary or containing any material nonpublic information shall be kept confidential by such Investors and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided, further, that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the majority in interst of Investors and other parties. All costs and expenses of the Holder's inspection and due diligence shall be borne by the Holder.

         5.4 Obligations of Holder.

         In connection with the registration of the Registrable Securities, Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with sush registration as the Company may reasonably request.

         5.5 Expenses of Registration.

         All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to
Section 5, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, and the reasonable fees of one firm of counsel to the holders of a majority in interest of the Registrable Securities shall be borne by the Company.

         5.6 Indemnification and Contribution.

            (A) Indemnification by the Company. The Company shall indemnify and hold harmless Holder and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an

"Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for al reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss claim damage or liability.

            (B) Indemnification by the Investors and Underwriters. Holder agrees and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required ot be stated therein or necessary to make the statement therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein; provided, however, that Holder shall not be liable under this Section 5.6(B) of any amount in excess of the net proceeds paid to holder in respect of shares sold by it and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

            (C) Notice of Claims, etc. Promptly after receipt by a party seeking indemnification pursuant to this Section 5.6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 5.6 is being sought (the "Indemnifying Party") of the commencement thereof: but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnifying Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of -pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same Legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not included an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

            (D) Contribution. If the indemnification provided for this Section
5.6 is unavailable to or insufficient to hold harmless as Indemnified Person under subsection (A) or (B) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.

            (E) Notwithstanding any other provision of this Section 5.6, in no event shall any (i) Holder be required to undertake liability to any person under this Section 5.6 for any amounts in excess of the dollar amount of the proceeds to be received by Holder from the sale of Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any

Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

            (F) The obligations of the Company under this Section 5.6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 5.6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

         5.7 Assignment.


         Subject to compliance with all applicable securities laws, the rights to the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by Holder to any transferee of all or any portion of such Registrable Securities (or all or any portion of the warrant) only if (a) Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address if such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities and
(d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1 Transfer Procedure. Holder agrees that unless there is in effect a registration statement under the Securities Act covering the proposed transfer of all or part of this warrant, prior to any such proposed transfer the Holder shall give written notice thereof to the Company (a "Transfer Notice"). Each Transfer Notice shall describe the manner and circumstances of the proposed transfer in reasonable detail and, if the company so requests, shall be accompanied by an opinion of legal counsel, in a form reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Act.

         6.2 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed if to Holder, at such Holder's address set forth on the signature page hereof or at such other address as such Holder shall have furnished to the Company in writing, or if to the Company, to the following address:

                            Mr. Geoge R. Jensen, Jr.
                             USA Technologies, Inc.
                                200 Plant Avenue
                                 Wayne, PA 19087

or at such other address as the Company shall have furnished to Holder. Each such notice or other communication shall for all purposes of this agreement be treated as effective or having been given when delivered of delivered personally, or, if sent by mail, at the earliest of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail addressed and mailed as aforesaid.

         6.3 Waiver. This warrant and any term hereof maybe changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         6.4 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys fees.

         6.5 Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to it's principles regarding conflicts of law.


                                    "COMPANY"


                                    USA Technologies, Inc.



                                    By:____________________________



                                    Title:___________________________



                                    "HOLDER"

                                    LA JOLLA COVE INVESTORS, INC



                                    By:_____________________________


                                    Title:____________________________


                                    Address:

                                    Suite 200
                                    7817 Herschel Avenue
                                    La Jolla, California 92037
                                    Facsimile No. (858) 551-0987

                                   APPENDIX 1

                               NOTICE OF EXERCISE

         1. The undersigned hereby elects to purchase ______ shares of the Common Stock of _____________________________________ pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate of certificates representing said shares in the name of the undersigned or in such other name as is specified below:



                                           ------------------------------------
                                                         (Name)


                                          -------------------------------------

                                          -------------------------------------
                                                        (Address)

         3. The undersigned makes the representations and covenants set forth in
Article 4 of the warrant agreement, a copy of which is attached hereto.



                                           ------------------------------------
                                                       (Signature)
----------------------
(Date)









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